                                                                EXHIBIT 4.10


                          FORM OF STOCK WARRANT AGREEMENT



            ____________________________________________________________

                                SARA LEE CORPORATION



                                        and

                              _______________________,

                                  As Warrant Agent


                                    ___________


                                 WARRANT AGREEMENT

                       Dated as of ___________________, 20__

                                  _________________

                                  TABLE OF CONTENTS

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Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

                                     ARTICLE I
                     ISSUANCE, EXECUTION AND COUNTERSIGNATURE
                              OF WARRANT CERTIFICATES

     Section 1.01  Issuance of Warrant Certificates. . . . . . . . . . . . . . . . . 1
     Section 1.02  Form of Warrant Certificates. . . . . . . . . . . . . . . . . . . 1
     Section 1.03  Execution and Countersignature of Warrant Certificates. . . . . . 2
     Section 1.04  Temporary Warrant Certificates. . . . . . . . . . . . . . . . . . 2
     Section 1.05  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 1.06  Definition of Holder. . . . . . . . . . . . . . . . . . . . . . . 3

                                     ARTICLE II
                  WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

     Section 2.01  Warrant Price*. . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 2.02  Duration of Warrants. . . . . . . . . . . . . . . . . . . . . . . 3
     Section 2.03  Exercise of Warrants. . . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.04  Reservation of Shares . . . . . . . . . . . . . . . . . . . . . . 4

                                    ARTICLE III
                              OTHER TERMS OF WARRANTS

     Section 3.01  Call of Warrants by the Company*. . . . . . . . . . . . . . . . . 5
     Section 3.02  Adjustment of Exercise Price and Number of Shares Purchasable or
                     Number of Warrants* . . . . . . . . . . . . . . . . . . . . . . 5

                                     ARTICLE IV
                 REGISTRATION; EXCHANGE, TRANSFER AND SUBSTITUTION
                              OF WARRANT  CERTIFICATES

     Section 4.01  Registration; Exchange and Transfer of Warrant
                     Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 4.02  Mutilated, Destroyed, Lost or Stolen Warrant
                     Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 4.03  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . 9
     Section 4.04  Cancellation of Warrant Certificates. . . . . . . . . . . . . . . 9
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                                     ARTICLE V
                  OTHER PROVISIONS RELATING TO RIGHTS  OF HOLDERS
                              OF WARRANT CERTIFICATES

     Section 5.01  No Rights as Stockholders Conferred by Warrants or Warrant
                     Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 5.02  Holder of Warrant Certificate May Enforce Rights. . . . . . . . . 10

                                     ARTICLE VI
                            CONCERNING THE WARRANT AGENT

     Section 6.01  Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 6.02  Conditions of Warrant Agent's Obligations . . . . . . . . . . . . 10
     Section 6.03  Resignation, Removal and Appointment of Successor.. . . . . . . . 12

                                    ARTICLE VII
                                   MISCELLANEOUS

     Section 7.01  Consolidations and Mergers of the Company and Sales, Leases
                     and Conveyances Permitted Subject to Certain Conditions . . . . 13
     Section 7.02  Rights and Duties of Successor Corporation. . . . . . . . . . . . 13
     Section 7.03  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 7.04  Notices and Demands to the Company and Warrant Agent. . . . . . . 14
     Section 7.05  Notices to Warrantholders . . . . . . . . . . . . . . . . . . . . 14
     Section 7.06  Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 7.07  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 7.08  Delivery of Prospectus. . . . . . . . . . . . . . . . . . . . . . 15
     Section 7.09  Obtaining of Governmental Approvals . . . . . . . . . . . . . . . 16
     Section 7.10  Persons Having Rights under Warrant Agreement . . . . . . . . . . 16
     Section 7.11  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Section 7.12  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Section 7.13  Inspection of Agreement . . . . . . . . . . . . . . . . . . . . . 16
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                                       -ii-

     THIS WARRANT AGREEMENT, dated as of _____________, 20__, between Sara Lee Corporation, a corporation duly organized and existing under the laws of the State of Maryland (the "COMPANY") and ________________________, a [corporation][national banking association] organized and existing under the laws of _______________________, as Warrant Agent (the "WARRANT AGENT").

     WHEREAS, the Company proposes to sell [If Offered Securities and Warrants -- [title of Offered Securities being offered] (the "OFFERED SECURITIES") with] warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this Agreement herein called the "WARRANT CERTIFICATES") evidencing one or more warrants (the "WARRANTS" or, individually, a "WARRANT") representing the right to purchase shares of common stock of the Company, par value $.01 per share (the "COMMON STOCK"); and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and desires to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, transferred, exercised and replaced;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                     ARTICLE I

                      ISSUANCE, EXECUTION AND COUNTERSIGNATURE
                              OF WARRANT CERTIFICATES

     Section 1.01 ISSUANCE OF WARRANT CERTIFICATES. [IF WARRANTS ALONE -- Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [IF OFFERED SECURITIES AND WARRANTS -- Warrant Certificates shall be [initially] issued in units with the Offered Securities and shall not be separately transferable [before _________, 20__ (the "DETACHABLE DATE")]. Each Warrant Certificate included in each such unit shall evidence an aggregate of _______ Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Common Stock.

     Section 1.02 FORM OF WARRANT CERTIFICATES. The Warrant Certificates (including the Form[s] of Exercise and Assignment to be set forth on the reverse thereof) shall be in substantially the form set forth in EXHIBIT A hereto, shall be printed, lithographed or engraved on steel engraved borders (or in any other manner determined by the officers executing such Warrant Certificates, as evidenced by their execution of such Warrant Certificates) and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates.

     Section 1.03 EXECUTION AND COUNTERSIGNATURE OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, Chief Financial Officer or Treasurer under its corporate seal reproduced thereon and attested by its Secretary or any Assistant Secretary. The signature of any of these officers on the Warrant Certificates may be manual or facsimile.

     Warrant Certificates evidencing the right to purchase a number of shares of Common Stock having an aggregate value not exceeding $___________ (except as provided in Sections 1.04, 2.03(c), 4.01 and 4.02) at the time of execution by the Company may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, authenticate Warrant Certificates evidencing Warrants representing the right to purchase a number of shares of Common Stock having an aggregate value not exceeding $______ at the time of execution by the Company and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall authenticate a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously authenticated Warrant Certificates or in connection with their transfer, as hereinafter provided.

     Each Warrant Certificate shall be dated the date of its authentication by the Warrant Agent.

     No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been authenticated by the Warrant Agent. Such authentication by the Warrant Agent of any Warrant Certificate executed by the Company shall be conclusive evidence, and the only evidence, that the Warrant Certificate so authenticated has been duly issued hereunder.

     Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrant Certificates or did not hold such offices at the date of such Warrant Certificates.

     Section 1.04   TEMPORARY WARRANT CERTIFICATES.   Pending the preparation
of definitive Warrant Certificates, the Company may execute, and upon the order of the Company the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or ____________], without charge to the Holder
(as defined in Section 1.06 below). Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants.
Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

     Section 1.05 PAYMENT OF TAXES. The Company will pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any State or political subdivision thereof, this Agreement or the original issuance of the Warrant Certificates may be subject.

     Section 1.06 DEFINITION OF HOLDER. The term "HOLDER" as used herein shall mean [IF OFFERED SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE --, prior to the Detachable Date, the registered owner of the Offered Security to which such Warrant Certificate was initially attached, and, after such Detachable Date,] the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.01. [IF OFFERED SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE -- Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Securities to make available to the Warrant Agent current information as to Holders of the Offered Securities.]

                                     ARTICLE II

                  WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

     Section 2.01 WARRANT PRICE (*). During the period from _____________, 20__ through and including ____________, 20__ each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company one share of Common Stock at the exercise price of $_____. During the period from ______________, 20__ through and including ____________, 20__, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company one share of Common Stock at the exercise price of $_____. Such exercise price of each Warrant is referred to in this Agreement as the "EXERCISE PRICE."

     Section 2.02 DURATION OF WARRANTS. Any Warrant evidenced by a Warrant Certificate may be exercised at any time, as specified herein, on or after [the date thereof] [________, 20__] and at or before the close of business, New York City time, on _________, 20__ (the "EXPIRATION DATE"). Each Warrant not exercised at or before the close of business, New York City time, on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.


________________________
*Complete and modify the provisions of this Section as appropriate to reflect the exact terms of the Warrants.

     Section 2.03   EXERCISE OF WARRANTS.

          (a) During the period specified in Section 2.02, any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the purchase form set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, [in cash or by bank wire transfer in immediately available funds], of the Exercise Price for each Warrant exercised. The date on which payment in full of the Exercise Price for a Warrant and the duly executed and completed Warrant Certificate are received by the Warrant Agent shall be deemed to be the date on which such Warrant is exercised. The Warrant Agent shall deposit all funds received by it as payment for the exercise of Warrants to the account of the Company maintained with it for such purpose and shall advise the Company by telephone at the end of each day on which such a payment is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

          (b) The Warrant Agent shall from time to time, as promptly as practicable after the exercise of any Warrants in accordance with the terms and conditions of this Agreement and the Warrant Certificates, advise the Company of (1) the number of Warrants so exercised, (2) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the certificate or certificates representing shares of Common Stock to which such Holder is entitled upon such exercise, and instructions of such Holder as to delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (3) such other information as the Company shall reasonably require.

          (c) As soon as practicable after the exercise of any Warrants, the Company shall issue, to or upon the order of the Holder of the Warrant Certificate evidencing such Warrants, a certificate or certificates representing the number of shares of Common Stock to which such Holder is entitled in such name or names as may be directed by such Holder; and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, the Company shall execute and an authorized officer of the Warrant Agent shall authenticate and deliver, all in accordance with Section 1.03 of this Agreement, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

          (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Common Stock; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any shares of Common Stock until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     Section 2.04 RESERVATION OF SHARES. For the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Warrants, the Company will reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of Common Stock, the number of shares deliverable upon the exercise of all outstanding Warrants.

     The Company covenants that all shares of Common Stock issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

                                    ARTICLE III

                              OTHER TERMS OF WARRANTS

     Section 3.01 CALL OF WARRANTS BY THE COMPANY (*). [IF WARRANTS ISSUED HEREUNDER ARE CALLABLE BY THE COMPANY -- The Company shall have the right to call and repurchase any or all Warrants at the price and on or after _____________, 20__ (the "CALL DATE") and upon the occurrence of [DISCUSS EVENTS OR CIRCUMSTANCES UNDER WHICH COMPANY MAY CALL THE WARRANTS] (the "CALL TERMS") of $__________ per Warrant (the "CALL PRICE"). Notice of such Call Price, Call Date and Call Terms shall be given to registered holders of Warrants in the manner provided in Section 7.05.

     Section 3.02 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE OR NUMBER OF WARRANTS (*). The Exercise Price, the number of shares of Common Stock purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3.02. [ADDITIONAL EVENTS MAY BE ADDED, AND THIS AGREEMENT MODIFIED ACCORDINGLY, PRIOR TO THE ISSUANCE OF WARRANTS HEREUNDER]

          (a) If the Company shall (1) pay a dividend in or make a distribution of shares of its capital stock, whether shares of Common Stock or shares of its capital stock of any other class, (2) subdivide its outstanding shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.


------------------------
* Complete and modify the provisions of this Section as appropriate to reflect the exact terms of the Warrants.

          (b) If the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the market price per share of Common Stock (as defined in paragraph (e) below) at the record date mentioned below, the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (1) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (2) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the market price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          (c) If the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of capital surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (1) the market price per share of Common Stock (as defined in paragraph (e) below) on the date of such distribution, and of which the denominator shall be (2) the market price per share of Common Stock on the date of such distribution less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (d) In the event of any capital reorganization or any reclassification of the Common Stock (except as provided in paragraphs (a) through (c) above), any holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if his Warrants had been exercised immediately prior thereto.

          (e)  For the purpose of any computation under paragraphs (b) and
(c) of this Section 3.02, the market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for ________ consecutive trading days commencing on the

_____ trading day before the date of such computation. The closing price for each day shall be the last sale price for such day as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange.

          (f) Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

          (g) The Company may elect, on or after the date of any adjustment required by paragraphs (a) through (d) of this Section 3.02, to adjust the number of Warrants in substitution for an adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of shares of Common Stock as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the holders of Warrants in the same manner as provided in the first paragraph of
Section 7.05, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (g) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to paragraph (h), the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Section I (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holder of record of Warrant Certificates on the record date specified in the notice.

          (h) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to paragraph (g) or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the market value of a full Warrant. For purposes of this paragraph (h), the market value of a Warrant shall be the closing sale price of one Warrant (determined as set forth in paragraph (e)) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

          (i) Notwithstanding any adjustment pursuant to Section 3.02 in the number of shares of Common Stock purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the market value of a share of Common Stock. For purposes of this paragraph (i), the market value of a share of Common Stock shall be the closing sale price (determined as set forth in paragraph (e)) of a share of Common Stock for the trading day immediately prior to the date of such exercise.

                                     ARTICLE IV

                 REGISTRATION; EXCHANGE, TRANSFER AND SUBSTITUTION
                              OF WARRANT CERTIFICATES

     Section 4.01 REGISTRATION; EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. The Warrant Agent shall keep, at its corporate trust office [and at __________], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers of outstanding Warrant Certificates.

     [IF OFFERED DEBT SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE -- Prior to the Detachable Date, each Warrant Certificate may be exchanged or transferred only together with the Offered Security to which such Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. Additionally, on or prior to the Detachable Date, each transfer of an Offered Security [on the register of the Offered Securities] shall operate also to transfer the Warrant Certificate or Certificates to which such Offered Security was initially attached. After the Detachable Date, upon] [IF OFFERED SECURITIES AND WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR IF WARRANTS ALONE -- Upon] surrender at the corporate trust office of the Warrant Agent [or __________________] of Warrant Certificates properly endorsed [or accompanied by appropriate instruments of transfer] and accompanied by written instructions for exchange or transfer, all in form satisfactory to the Company and the Warrant Agent, such Warrant Certificates may be exchanged for other Warrant Certificates or may be transferred in whole or in part; provided that Warrant Certificates issued in exchange for or upon transfer of surrendered Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange or transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange or transfer. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute and an authorized officer of the Warrant Agent shall authenticate and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Warrant Agent shall not be required to effect any exchange or transfer which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or transfer.

     Section 4.02 MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES. If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Company shall execute and an officer of the Warrant Agent shall authenticate and deliver in exchange therefor a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Warrant Agent (1) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request an officer of the Warrant Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith. Every new Warrant Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Warrant Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

     Section 4.03 PERSONS DEEMED OWNERS. [IF OFFERED DEBT SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE -- Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of any Offered Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date,] and prior to due presentment of a Warrant Certificate for registration of transfer, the Company, the Warrant Agent and all other persons may treat the Holder as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

     Section 4.04 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered for exchange, transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof.
 The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously issued hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly canceled by the Warrant Agent. All canceled Warrant Certificates held by the Warrant Agent shall be destroyed by it unless by written order the Company requests their return to it.

                                     ARTICLE V

                        OTHER PROVISIONS RELATING TO RIGHTS
                         OF HOLDERS OF WARRANT CERTIFICATES

     Section 5.01 NO RIGHTS AS STOCKHOLDERS CONFERRED BY WARRANTS OR WARRANT CERTIFICATES. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a stockholder, including, without limitation, the right to vote or receive dividends.

     Section 5.02 HOLDER OF WARRANT CERTIFICATE MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of the Warrant Agent, any stockholder or the Holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in the Warrant Certificates and in this Agreement.

                                     ARTICLE VI

                            CONCERNING THE WARRANT AGENT

     Section 6.01 WARRANT AGENT. The Company hereby appoints _____________ as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions set forth herein, and ___________ hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further power and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     Section 6.02 CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

          (a) COMPENSATION AND INDEMNIFICATION. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, including the reasonable costs and expenses of defending against any claim or liability in connection with the exercise or performance at any time of its power or duties hereunder. The obligations of the Company under this subsection (a) shall survive the exercise of the Warrant Certificates and the resignation or removal of the Warrant Agent.

          (b) AGENT OF THE COMPANY. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrant Certificates.

          (c) COUNSEL. The Warrant Agent may consult with counsel, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (d) DOCUMENTS. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificates, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) CERTAIN TRANSACTIONS. The Warrant Agent, any of its officers, directors and employees, or any other agent of the Company, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it would have if it were not the Warrant Agent, officer, director, employee or other agent, and, to the extent permitted by applicable law, it may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrant Debt Securities or other obligations of the Company as freely as if it were not the Warrant Agent, officer, director, employee or other agent.

          (f) NO LIABILITY FOR INTEREST. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

          (g) NO LIABILITY FOR INVALIDITY. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

          (h) NO RESPONSIBILITY FOR REPRESENTATIONS. The Warrant Agent shall not be responsible for any of the recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent's Certificate of Authentication thereon), all of which are made solely by the Company.

          (i) NO IMPLIED OBLIGATIONS. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of any proceeds of the Warrant Certificates or any exercise of the

Warrants evidenced thereby. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, except as provided in
Section 7.04 hereof, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.04 hereof, to make any demand upon the Company.

     Section 6.03   RESIGNATION, REMOVAL AND APPOINTMENT OF SUCCESSOR.

          (a) The Company agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all of the Warrant Certificates are no longer outstanding.

          (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which it desires its resignation to become effective; provided that, without the consent of the Company, such date shall not be less than three months after the date on which such notice is given. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of The United States of America, any state thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers) by an instrument in writing filed with such successor Warrant Agent and the acceptance of such appointment by such successor Warrant Agent pursuant to Section 6.03(d). In the event a successor Warrant Agent has not been appointed and accepted its duties within three months of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 6.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent and shall survive the termination of this Agreement.

          (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

          (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                    ARTICLE VII

                                   MISCELLANEOUS

     Section 7.01 CONSOLIDATIONS AND MERGERS OF THE COMPANY AND SALES, LEASES AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof, and such successor corporation shall expressly assume the obligations of the Company hereunder.

     Section 7.02 RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the shares of Common Stock issuable pursuant to the terms hereof.

     Section 7.03 AMENDMENT. (a) This Agreement may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision contained herein, or making such provisions in regard to matters or questions arising under this Agreement as the Company may deem necessary or desirable; provided that such action will not materially and adversely affect the interests of the Holders of the Warrant Certificates. The Warrant Agent may, but shall not be obligated to, enter into any amendment to this Agreement which affects the Warrant Agent's own rights, duties or immunities under this Agreement or otherwise.

          (b) The Company and the Warrant Agent may modify or amend this Agreement and the Warrant Certificates, with the consent of the Holders holding not fewer than a majority in number of the then outstanding unexercised Warrants affected by such modification or amendment, for any purpose; PROVIDED, HOWEVER, that no such modification or amendment that increases the Call Price, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of the number of outstanding Warrants the consent of the Holders of which is required for modification or amendment of this Agreement or the Warrant Certificates may be made without the consent of each Holder affected thereby.

     Section 7.04 NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

     Section 7.05 NOTICES TO WARRANTHOLDERS. Upon any adjustment of the number of Shares purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to Section 3.02, the Company within ___________ calendar days thereafter shall (1) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price and either the number of shares of Common Stock purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment as made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (2) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this Section 7.05.

     Pursuant to Sections 3.01 [ADD OTHER SECTIONS AS APPLICABLE], the Company shall cause written notice of such Call Price, Call Date and Call Terms [REFERENCE OTHER ITEMS AS APPLICABLE], as the case may be, to be given as soon as practicable to the Warrant Agent and to each of the registered holders of the Warrant Certificates by first class mail, postage prepaid, at such holder's address appearing on the Warrant register. In addition to the written notice referred to in the preceding sentence, the Company shall make a public announcement in a daily morning newspaper of general circulation in ______________ of such Call Price, Call Date, and Call Terms
[REFERENCE OTHER ITEMS AS APPLICABLE], as the case may be, at least once a week for two successive weeks prior to the implementation of such terms.


If:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into shares of Common Stock or any right to subscribe thereto; or

          (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety);

then the Company shall (1) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, and (2) make a public announcement in a daily newspaper of general circulation in _______________ of such event, such giving of notice and publication to be completed at least _________ calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section
7.05 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

     Section 7.06 ADDRESSES. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to _________________________, Attention: ________________________, and any
communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Sara Lee Corporation, ____________________, Attention:____________________, with a copy to the __________________ (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

     Section 7.07 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York.

     Section 7.08 DELIVERY OF PROSPECTUS. The Company will furnish to the Warrant Agent sufficient copies of a prospectus, appropriately supplemented, relating to the Common Stock (the "PROSPECTUS"), and the Warrant Agent agrees that, upon the exercise of any Warrant Certificate, the Warrant Agent will deliver to the person designated to receive a certificate representing shares of Common Stock, prior to or concurrently with the delivery of such Securities, a Prospectus.

     Section 7.09 OBTAINING OF GOVERNMENTAL APPROVALS. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws (including, without limitation, the maintenance of the effectiveness of a registration statement in respect of the Common Stock under the Securities Act of 1933), which may be or become required in connection with the exercise of the Warrant Certificates and the original issuance and delivery of the Common Stock.

     Section 7.10 PERSONS HAVING RIGHTS UNDER WARRANT AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

     Section 7.11 HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 7.13 INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent [and at _____________] for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                   SARA LEE CORPORATION

                                   By________________________

[SEAL]

Attest:

____________________________

[Assistant] Secretary

                                   [Name of Warrant Agent]

                                   ___________________________

                                   By_________________________

[SEAL]

Attest:

_______________________

[Assistant] Secretary

                                                                EXHIBIT A

                           [FORM OF WARRANT CERTIFICATE]

                                       [FACE]

FORM OF LEGEND IF OFFERED               [Prior to ________________, this
SECURITIES WITH                         Warrant Certificate may be
WARRANTS WHICH ARE NOT                  exchanged or transferred if
IMMEDIATELY DETACHABLE:                 and only if the [Title of
                                        Security] to which it was
                                        initially attached is so
                                        exchanged or transferred.]

FORM OF LEGEND IF WARRANTS              [Prior to __________, Warrants
ARE NOT IMMEDIATELY EXERCISABLE:        evidenced by this Warrant Certificate
                                        cannot be exercised.]

                  EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                             AGENT AS PROVIDED HEREIN.

        VOID AFTER THE CLOSE OF BUSINESS, NEW YORK CITY TIME, ON ______, 20__

                                SARA LEE CORPORATION

                          WARRANT CERTIFICATE REPRESENTING
                                WARRANTS TO PURCHASE
                                    COMMON STOCK
                                AS DESCRIBED HEREIN.
                                 ******************
No.                                           ___________________ Warrants

          This certifies that _____________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such registered owner to purchase, at any time [after the close of business, New York City time, on __________, 20__, and] on or before the close of business, New York City time, on _________, 20__, one share of the common stock, $.01 par value ("COMMON STOCK") of Sara Lee Corporation (the "COMPANY"), on the following basis.(*)[During the period from ______, 20__ through and including


------------------------------
* Complete and modify the following provisions as appropriate to reflect the terms of the Warrants.

__________, 20__, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company one share of Common Stock at the exercise price of $_____; during the period from ______, 20__ through and including ________, 20___, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company one share of Common Stock at the exercise price of $_____ (the "EXERCISE PRICE"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied by payment in full, in lawful money of the United States of America, [in cash or by bank wire transfer in immediately available funds], the Exercise Price for each Warrant exercised, to the Warrant Agent (as hereinafter defined), at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "WARRANT AGENT") [or at _____________,], at the addresses specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

     The term "HOLDER" as used herein shall mean [IF OFFERED DEBT SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE --, prior to ____, 20__ (the "DETACHABLE DATE"), the registered owner of the Company's [title of Offered Securities] to which this Warrant Certificate was initially attached, and after such Detachable Date,] the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.01.

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase shares of Common Stock. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the registered owner hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ________, 20__ (the "WARRANT AGREEMENT"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at _________________].

          [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE -- Prior to the Detachable Date, this Warrant Certificate may be exchanged or transferred only together with the [title of Offered Security] (the "OFFERED SECURITY") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. Additionally, on or prior to the Detachable Date, each transfer of such Offered Security on the register of the Offered Securities shall operate also to transfer this Warrant Certificate. After the Detachable Date, this] [IF OFFERED DEBT SECURITIES WITH WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR WARRANTY ALONE -- This] Warrant Certificate, and all rights hereunder, may be transferred when surrendered at the corporate trust office of the Warrant Agent [or __________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

     [If Offered Securities with Warrants which are not immediately detachable -- Except as provided in the immediately preceding paragraph, after] [If Offered Debt Securities with Warrants which are immediately detachable or Warrants alone -- After] authentication by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at ______________] for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a stockholder, including, without limitation, the right to vote or receive dividends.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: ____________________, 20__

                                                SARA LEE CORPORATION

                                                By______________________________


Attest:

_______________________________
     Countersigned

_______________________________
     As Warrant Agent

By_____________________________
     Authorized Signature

                       [REVERSE] [FORM OF WARRANT CERTIFICATE]

                       (Instructions for Exercise of Warrants)

     To exercise Warrants evidenced hereby, the Holder of this Warrant Certificate must pay [in cash or by bank wire transfer in immediately available funds], the Exercise Price in full for each of the Warrants exercised, to _____________, Corporate Trust Department, ______________, Attn: [or
__________], which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder.
In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Warrant Agent at the addresses set forth below.

                                  (FORM OF EXERCISE)

                     (To be executed upon exercise of Warrants.)

     The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase __________ shares of the common stock, $.01 par value ("COMMON STOCK") of Sara Lee Corporation and represents that he has tendered payment for such shares of Common Stock
[in cash or by bank wire transfer in immediately available funds] to the order of Sara Lee Corporation, c/o ________, in the amount of $_______ in accordance with the terms hereof. The undersigned requests that said shares of Common Stock be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

     If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated: ______________________

                                        Name______________________________
                                            (Please Print)

____________________________            Address____________________________
(Insert Social Security, Taxpayer              ____________________________
Identification or Other                        ____________________________
Identifying Number of Holder)
                                        Signature ___________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of this Warrant Certificate and all signatures must be guaranteed by a firm that is a member of the New York, Chicago or Pacific Stock Exchange or the
                                        National Association of Securities
                                        Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved
                                        Signature Guarantee Medallion Program.)

          This Warrant may be exercised at the following addresses:

     By hand at     ___________________________
                    ___________________________
                    ___________________________
                    ___________________________

     By mail at     ___________________________
                    ___________________________
                    ___________________________
                    ___________________________

    (Instructions as to form and delivery of certificates representing shares of

                     Common Stock and/or Warrant Certificates):

Signature Guaranteed:

____________________________

                                [FORM OF ASSIGNMENT]

                            (TO BE EXECUTED TO TRANSFER

                              THE WARRANT CERTIFICATE)

          FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfer unto

                                               Please insert social security,
                                                   taxpayer identification or
                                                     other identifying number
                                                     ________________________

_____________________________________________________________________________

Please print name and address
including zip code)

_____________________________________________________________________________

the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer said

Warrant Certificate on the books of the Warrant Agent with full power of substitution.

Dated: ________________________________

                                             Signature
                                   (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and all signatures must be guaranteed by a firm that is a member of the New York, Chicago or Pacific Stock Exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program.)

Signature Guaranteed:

______________________________